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                                                                    EXHIBIT 23.1


KPMG LLP
1601 Market Street
Philadelphia, PA 19103-2499




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Stockholders of
CSS Industries, Inc.:

We consent to the use of our report with respect to the consolidated balance sheets of CSS Industries, Inc. and subsidiaries as of March 31, 2004 and 2003, and the related consolidated statements of operations and comprehensive income, cash flows, and stockholders' equity for the years then ended, and the related financial statement schedule, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to our audit of the adjustments that were applied and disclosures that were added to revise the March 31, 2002 consolidated financial statements, as more fully described in Notes 1 and 2 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2002 consolidated financial statements other than with respect to such adjustments and disclosures.




                                    /s/ KPMG LLP



Philadelphia, Pennsylvania
August 10, 2004